Exhibit 99.1
7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ

Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Interim Order and Mailing of Meeting Materials in Connection with Proposed Transaction

Denver, Colorado October 23, 2006 - Vista Gold Corp. (TSX & AMEX: VGZ) announced today that on October 17, 2006, the Corporation obtained an interim order from the Supreme Court of the Yukon Territory in connection with the holding of a meeting of securityholders of the Corporation to approve matters related to the previously announced transaction which, if completed, will result in Vista transferring its existing Nevada properties into a recently incorporated company, Allied Nevada Gold Corp. (“Allied Nevada”), that will concurrently acquire the Nevada mineral assets of Carl and Janet Pescio.

The proposed transaction will be considered by holders of shares, options and warrants of the Corporation at the special meeting of the Corporation scheduled for November 16, 2006 (previously scheduled for November 15, 2006).  The Information and Proxy Circular relating to the special meeting was delivered to securityholders on October 20, 2006.  A copy of the materials delivered to securityholders is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml.

Under the proposed transaction, Vista’s shareholders will exchange their existing common shares of Vista and will receive new common shares of Vista and common shares of Allied Nevada.  Holders of options to acquire Vista common shares will exchange their options for options to acquire new common shares of Vista and options to acquire common shares of Allied Nevada.  Holders of warrants of Vista will have their warrants adjusted in accordance with the terms of the warrants.

Completion of the transaction remains subject to a number of conditions, including receipt of all required court, securityholder, regulatory and third party approvals and other customary conditions.  Subject to receipt of the required approvals and conditions, the transaction is expected to close in late November or in December, 2006.

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de los Reyes projects in Mexico, the Amayapampa project in Bolivia, the Awak Mas project in Indonesia, and the Mt. Todd project in Australia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista’s or Allied Nevada’s businesses, operations, plans and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. The statements made in this press release about the anticipated impact the contemplated transaction described herein may have on the operations of Vista or Allied Nevada, as well as the benefits expected to result from the contemplated transaction, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista and Allied Nevada, including anticipated consequences of the contemplated transaction described herein, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks that Vista’s or Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s or Allied Nevada’s operations of environmental regulations in the countries in which they operate; risks due to legal proceedings; uncertainty of being able to raise capital on favorable terms or at all; and risks that may affect Vista’s ability to complete the contemplated transaction described herein including risks that Vista may be unable to obtain required securityholder, court or third party approvals; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Gregory G. Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.